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                                 February 10, 1997



Edward G. Weiner
600 Golden Harbor Drive
Boca Raton, FL  33431

Re: Employment Agreement dated February 27, 1992, as amended by Letter Agreement dated May 16, 1995
     (collectively, the "Employment Agreement") between
     National Vision Associates, Ltd. ("NVAL") and
     Edward G. Weiner ("Weiner")

Dear Ed:

As you know, you and the Company have, after discussion, mutually agreed to replace the Employment Agreement with a Noncompetition
Agreement described below.  Our agreement is as follows:

1.   Termination of Employment Agreement.  Effective February 10,
     1997, the Employment Agreement is terminated and of no force and effect.

2. Noncompetition. From February 10, 1997, through and until March 1, 2000, Weiner shall not, without the approval of the Board of Directors of NVAL, directly or indirectly seek, obtain employment or provide consulting or other services with respect to the retail optical business within the United States or Mexico, and shall not hire or induce or solicit to leave employment with NVAL, for himself or on behalf of any other person or entity, anyone who is or was, during the 12 months prior to Weiner's termination of employment with NVAL, an employee of NVAL.

3.   Consideration.  As consideration for the Noncompetition
     Agreement granted by Weiner pursuant to Section 2 above, NVAL shall pay Weiner no later than February 12, 1997, the amount of $483,809.

4. COBRA Payments. From the date medical benefits are terminated under the Employment Agreement until the earlier of (a) 18 months following such date and (b) the date Weiner notifies NVAL that Weiner has obtained alternative medical insurance for himself, NVAL shall make COBRA payments on behalf of Weiner, who hereby elects such coverage.


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The Company wishes to express its gratitude to you for your many contributions.

Please sign the enclosed copy of this letter and return it to me to indicate your agreement.

We wish you every continued success.

                                   Very truly yours,


                                   /s/ James W. Krause
                                       James W. Krause

Accepted and Agreed:


/s/ Edward G. Weiner
__________________________
    Edward G. Weiner